As filed with the Securities and Exchange Commission on April 5, 2024.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Envirotech Vehicles, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3714	46-0774222
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1425 Ohlendorf Road

Osceola, AR 72370

(870) 970-3355

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Franklin Lim

Chief Financial Officer

1425 Ohlendorf Road

Osceola, AR 72370

(870) 970-3355

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael A. Hedge K&L Gates LLP 1 Park Plaza, Twelfth Floor Irvine, California 92614 (949) 623-3519	Keith J. Billotti Seward & Kissel LLP One Battery Park Plaza New York, NY 10004 (212) 574-1274

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED APRIL 5, 2024

Up to                    Shares of Common Stock

Pre-Funded Warrants to Purchase up to                    Shares of Common Stock

Up to                   Shares of Common Stock Underlying Such Pre-Funded Warrants

We are offering on a “reasonable best efforts” basis up to                    shares of our common stock, $0.00001 par value per share (the “common stock”), at a purchase price of $          per share. We are also offering pre-funded warrants to purchase up to an aggregate of                             shares of common stock (the “Pre-Funded Warrants”) to those purchasers whose purchase of shares of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, in lieu of shares of common stock that would result in beneficial ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. Each Pre-Funded Warrant will be immediately exercisable for one share of common stock (subject to adjustment as provided for therein) at any time at the option of the holder until such Pre-Funded Warrant is exercised in full. The purchase price of each Pre-Funded Warrant will equal the price per share at which the shares of common stock are being sold to the public in this offering, minus $0.00001, and the exercise price of each Pre-Funded Warrant will be $0.00001 per share of common stock. For each Pre-Funded Warrant purchased in this offering, we will reduce the number of shares of common stock we are offering by one share. Pursuant to this prospectus, we are also offering the shares of common stock issuable upon the exercise of Pre-Funded Warrants offered hereby.

Our shares of common stock are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “EVTV.” We have assumed a public offering price of $          per share of common stock, which was the last reported trading price of our common stock on Nasdaq on                   , 2024. The actual offering price per share of common stock or Pre-Funded Warrant will be negotiated between us and the purchasers, in consultation with the Placement Agent (as defined below) based on, among other things, the trading price of our common stock prior to the offering and may be at a discount to the current market price. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price. In addition, there is no established public trading market for the Pre-Funded Warrants, and we do not expect such a market to develop. We do not intend to apply for a listing of the Pre-Funded Warrants on any national securities exchange. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

We have engaged A.G.P./Alliance Global Partners to act as our exclusive placement agent (the “Placement Agent”) in connection with this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities but has agreed to use its reasonable best efforts to sell the securities offered by this prospectus. We have agreed to pay the Placement Agent a fee based upon the aggregate gross proceeds raised in this offering as set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. See “Plan of Distribution” on page 27 of this prospectus for more information regarding these arrangements.

The securities are being sold in this offering to certain purchasers under a securities purchase agreement dated                   , 2024 between the Company and the purchasers.

The shares of common stock and Pre-Funded Warrants being offered will be sold in a single closing. The shares issuable upon exercise of the Pre-Funded Warrants will be issued upon the exercise thereof. The offering is being conducted on a reasonable best effort basis and there is no minimum number of securities or minimum aggregate amount of proceeds for this offering to close. We may sell fewer than all of the securities offered hereby, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue the business goals outlined in this prospectus. Because there is no escrow account and there is no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives due to a lack of interest in this offering. Also, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. The offering of the shares of common stock or Pre-Funded Warrants will terminate no later than                   , 2024, unless we decide to terminate the offering prior to that date. However, the shares of common stock underlying the Pre-Funded Warrants will be offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).

On April 4, 2024, the last reported sale price for our common stock on Nasdaq was $2.92 per share.

Investing in the securities involves a high degree of risk. See the section titled “Risk Factors” beginning on page 13 of this prospectus for a discussion of information that you should consider before investing in our securities.

	Per Share	Per Pre-Funded Warrant	Total
Public offering price	$		$
Placement Agent fees(1)	$		$
Proceeds to us, before expenses(2)	$		$

(1) We have agreed to (i) pay the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceeds raised at the closing of this offering, and (ii) issue warrants to the Placement Agent exercisable for a number of shares of common stock equal to 5% of the total number of shares of common stock issued in this offering. We have also agreed to reimburse the Placement Agent for certain expenses and closing costs. See “Plan of Distribution” beginning on page 27 of this prospectus for additional information and a description of the compensation payable to the Placement Agent. The amount presented in the table does not include certain expenses of the Placement Agent.

(2) The amount of proceeds, before expenses, to us presented in the table does not give effect to any exercise of the Pre-Funded Warrants.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Delivery of the shares of our common stock and Pre-Funded Warrants is expected to be made on or about          , 2024.

Sole Placement Agent

A.G.P.

The date of this prospectus is               , 2024.

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or in any free writing prospectus that we may specifically authorize to be delivered or made available to you in connection with this offering. We have not authorized anyone to provide you with any information other than that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to offer and sell our securities. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

Unless otherwise indicated, information contained in this prospectus concerning our industry, including our market opportunity, is based on information from independent industry analysts, market research, publicly available information and industry publications. The third-party sources from which we have obtained information are generally believed to be reliable, but we cannot assure you that such information is accurate or complete. Management estimates contained in this prospectus are based on assumptions made by us using our internal research data and our knowledge of such industry and market, including reference to publicly available information released by independent industry analysts and third-party sources, which we believe to be reasonable. In addition, while we believe the market opportunity information included or incorporated by reference in this prospectus is generally reliable and is based on reasonable assumptions, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the heading “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Statement Regarding Forward-Looking Statements.”

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of securities and the distribution of this prospectus outside the United States.

As used in this prospectus, unless the context otherwise requires, the terms “Envirotech,” “the Company,” “we,” “us,” “our” and “our company” mean Envirotech Vehicles, Inc., a Delaware corporation, and its consolidated subsidiaries.

The Envirotech logo and our other registered or common law trademarks, service marks or trade names appearing in this prospectus are the property of Envirotech Vehicles, Inc. Other trademarks and trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the symbols ® and ™, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider in making an investment decision. You should read this entire prospectus carefully, including the section titled “Risk Factors,” as well as the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” and our audited financial statements and related notes thereto, which are incorporated by reference into this prospectus, before making an investment decision.

Overview

We are a provider of purpose-built zero-emission electric vehicles focused on reducing the total cost of vehicle ownership and helping fleet operators unlock the benefits of green technology. We serve commercial and last-mile fleets, school districts, public and private transportation service companies and colleges and universities to meet the increasing demand for light to heavy-duty electric vehicles. Our vehicles address the challenges of traditional fuel price cost instability and local, state and federal environmental regulatory compliance. We currently offer Class 2 through 4 logistics vans, class 4 through 5 urban trucks, school buses, electric forklifts, street sweepers, neighborhood electric vehicles (“NEV”) and right-hand drive vans and urban trucks.

Our vehicles are manufactured by outside, original equipment manufacturer (“OEM”) partners located in China, Malaysia and the Philippines that can be marketed, sold, warrantied and serviced through our developing distribution and service network.

Our vehicles include options for telemetrics for remote monitoring, electric power-export and various levels of grid-connectivity. Our zero-emission products may also grow to include automated charging infrastructure and “intelligent” stationary energy storage that enables fast vehicle charging, emergency back-up facility power, and access to the developing, grid-connected opportunities for the aggregate power available from groups of large battery packs.

Our Solution

We are a provider of purpose-built zero-emission electric vehicles focused on reducing the total cost of ownership. Our vehicles are manufactured by OEMs located in China, Malaysia and the Philippines and marketed, sold, warrantied and serviced through our developing distribution and service network. Our vehicles are designed to help fleet operators unlock the benefits of technology that reduces GHG, NOx, PM and other pollutants, as well as to address the challenges of local, state and federal regulatory compliance and traditional-fuel price cost instability.

We seek to enable our customers to:

●

Add Emission-Compliant Vehicles to Their Fleets. Our commercial fleet vehicles are designed to reduce or eliminate the use of traditional petroleum-based fuels that create greenhouse gases and particulate matter.

●

Reduce Total Cost of Ownership. Our technology is designed to reduce fuel budgets and maintenance costs by eliminating or reducing the reliance on traditional petroleum-based fuels, instead using the more energy efficient and less variably priced grid-provided electricity.

●

Prolong Lives of Existing Vehicles. Zero-emission electric vehicles generally have lower maintenance costs. These reduced maintenance costs may take the form of longer service intervals between brake system maintenance, elimination of internal combustion engine oil and oil filter changes, reduction or elimination of transmission oil and oil filter changes, reduction or elimination of air filter changes, elimination of emissions systems services, elimination of diesel emission fluid use, elimination of emissions and the elimination of certification tests.

●

Plan for Natural Disasters When Fuel Supply May be Interrupted. Our zero-emissions systems are designed, when optionally equipped, to serve as on-site emergency back-up energy storage if grid power becomes intermittent or fails temporarily during natural or man-made disasters.

●

Improve the Environment Around Vehicles. As a result of our zero-emission systems, drivers, operators, customers and the communities they serve could have healthier environments in and around these vehicles.

Our Strategy

We intend to capitalize on these opportunities by pursuing the following key strategies:

●

Develop Sales Staff. Due to coronavirus (“COVID-19”) pandemic impacts and to other business challenges in 2020, we had to eliminate our in-house sales team in 2020. We have not been able to reestablish our sales team during 2021, 2022 and 2023 to help our current and future customer base, and instead relied primarily on our executives to work on sales activity. Our executives, on a limited basis, also engaged industry consultants with ties to trucking fleets, county and city transportation managers, as well as school districts and an extensive dealer network to assist with the sales activity.

●

Build Dealership and Service Networks. We are building an international dealership and service network for the sales and service of our purpose-built zero-emission electric commercial vehicles either manufactured by or for us.

●	Develop Third-Party Relationships. We have completed existing negotiations with partners and are seeking additional partners for sales, service and support.

●

Provide Demonstrations. We have been and continue to seek out and respond to local, state and federal pilot demonstration opportunities in interest areas for which we have relevant current product offerings or in areas of interest that are congruent with product(s) that are on our product development roadmap, but still in early-stage development. In 2023, we participated in numerous events across the United States, Canada and Asia that demonstrated our product offerings.

●

Obtain Approvals from Incentive Programs. Our products have been approved for various local, state and federal vehicle designations and incentive programs. For example, the California Hybrid and Zero-Emission Truck and Bus Voucher Incentive Project (“HVIP”) administered by CARB was meant to accelerate the purchase of cleaner, more efficient trucks and buses in California. Our products are currently approved for voucher programs in California and New Jersey. Our class 4 through 8 vehicles also qualify for up to $40,000 of the federally available tax credit.

●

Grow Our Manufacturing, Installation and Service Capability. In 2023, we increased our integration efforts and began completing the final assembly of sub-assembly components at our Osceola, Arkansas facility. In 2024, we also intend to install the manufacturing equipment in Osceola required to begin producing our vehicles ourselves in the United States. As facility space and technician time requirements at partners are exceeded, we intend to consolidate manufacturing, installation and service of our zero-emission vehicles in Osceola as we work towards becoming a fully integrated electric vehicle manufacturer.

●

Technical Support. We anticipate adding additional technicians to expand our resources for supporting the maintenance, warranty work or repairs that any vehicle we have sold or that contains our vehicles may require.

●

Introduce New Products. As new markets develop, we plan to expand our zero-emission vehicles and systems into ancillary product verticals, such as charging infrastructure (also called Electric Vehicle Service Equipment), stationary energy storage, vehicle-to-grid hardware and capabilities.

Our Products and Services

Our products and services primarily include purpose-built, zero-emission vehicles and chassis of all sizes manufactured by OEMs, and are marketed, sold, warrantied and serviced through our developing distribution and service network.

We engage OEMs to design and supply vehicles for us that meet our specifications. In addition, our products and services may in the future include some or all of the following:

●	Zero-emission electric systems for ship-through integration by outside OEMs into their own privately branded medium to heavy-duty commercial fleet vehicles.

●	Automated charging infrastructure for commercial fleet vehicles.

●	“Intelligent” stationary energy storage that enables fast vehicle charging.

●	“Intelligent” stationary energy storage that enables emergency back-up facility power during grid power outages.

●	“Intelligent” stationary energy storage that enables access to the developing grid-connected opportunities for the aggregate power available from groups of large battery packs.

●

“Intelligent” stationary energy storage that enables avoidance of electric utility demand charges for commercial customers integrated with or independent of Envirotech-supplied, zero-emission fleet vehicle(s).

●

Energy storage systems (battery packs) replacements with better energy density and/or expected lifecycles for existing electric vehicles and equipment that has outlived their OEM-provided energy storage systems. For example, replace flooded lead acid (“FLA”) battery packs of existing industrial forklifts and underground mining equipment with more energy dense and higher cycle-life battery packs composed of lithium-ion cells.

Implications of Being a Smaller Reporting Company

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we will continue to be permitted to make certain reduced disclosures in our periodic reports and other documents that we file with the SEC.

Company and Other Information

Our company was originally incorporated under the laws of the state of Florida on August 6, 2012, as ADOMANI, Inc., and, in November 2016, was reincorporated in the state of Delaware under the same name.

On March 15, 2021, we completed our acquisition of Envirotech Drive Systems, Inc., a Delaware corporation (“EVTDS”), and subsequently filed a Certificate of Amendment of our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to change our company’s name from ADOMANI, Inc. to Envirotech Vehicles, Inc., effective as of May 26, 2021.

Our principal executive offices are located at 1425 Ohlendorf Road, Osceola, Arkansas 72370. Our telephone number is (870) 970-3355. Our corporate website address is www.evtvusa.com. The information contained on our website is not incorporated by reference into this prospectus and inclusion of our website address in this prospectus is an inactive textual reference only.

THE OFFERING

Issuer:	Envirotech Vehicles, Inc.

Securities offered:	Up to shares of our common stock (based on assumed public offering price of $ , the closing price of our common stock on , 2024).

Pre-Funded Warrants offered:

We are also offering to those purchasers whose purchase of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the closing of this offering, in lieu of purchasing common stock, Pre-Funded Warrants to purchase up to an aggregate of                    shares of common stock. Each Pre-Funded Warrant is exercisable for one share of our common stock. The purchase price of each Pre-Funded Warrant is equal to the price at which a share of common stock is being sold to the public in this offering, minus $0.00001, and the exercise price of each Pre-Funded Warrant is $0.00001 per share. Each Pre-Funded Warrant will be immediately exercisable for one share of common stock (subject to adjustment as provided for therein) at any time at the option of the holder until such Pre-Funded Warrant is exercised in full. This offering also relates to the shares of common stock issuable upon exercise of any Pre-Funded Warrants sold in this offering. For each Pre-Funded Warrant purchased in this offering, we will reduce the number of shares of common stock we are offering by one share.

Common stock outstanding before this offering:	15,520,637 shares of our common stock. (1)

Common stock to be outstanding after this offering:	shares of our common stock, assuming no sale of Pre-Funded Warrants.(1)

Reasonable Best Efforts:

We have agreed to issue and sell the securities offered hereby to the purchasers through the Placement Agent. The Placement Agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby, but it will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. See “Plan of Distribution” on page 27 of this prospectus.

Use of proceeds:

We estimate that the net proceeds to us from the sale of shares of our common stock in this offering will be approximately $                   million (based on the assumed public offering price of $                   per share of common stock), after deducting the Placement Agent and estimated offering expenses payable by us. We currently intend to use the net proceeds to us from this offering primarily for working capital. We may also use a portion of the net proceeds for the acquisition of, or investment in, technologies, solutions or businesses that complement our business, although we have no present commitments or agreements to enter into any acquisitions or investments. See “Use of Proceeds” on page 17 of this prospectus for additional information.

Lock-up Agreements:

The Company and our directors and executive officers have agreed with the Placement Agent, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our common stock or securities convertible into or exercisable or exchange for common stock during the applicable lock-up period. See “Plan of Distribution” for more information.

Market for common stock:

Our common stock is listed on the Nasdaq Capital Market under the symbol “EVTV.”  There is no established public trading market for the Pre-Funded Warrants, and we do not expect such a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Risk factors:

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 13 of this prospectus for a discussion of factors you should consider before making a decision to invest in our securities.

(1)

The number of shares of our common stock to be outstanding immediately before this offering, as shown above, is as of March 22, 2024. The number of shares of our common stock to be outstanding immediately after this offering, as shown above, is based on 15,520,637 shares of common stock outstanding as of March 22, 2024, assumes no sale of Pre-Funded Warrants, and excludes, as of such date:

●	31,733,274 shares of common stock reserved for issuance under the 2017 Equity Incentive Plan;

●	1,389,584 shares of common stock issuable upon the exercise of outstanding warrants at a weighted-average exercise price of $17.43 per share;

●	5,479,030 shares of common stock issuable upon the exercise of stock options, with an average-weighted exercise price of $2.61 per share; and

●	666,667 shares of common stock issuable upon the conversion of a convertible note purchase agreement for $1,000,000 with an unrelated third-party investor.

Unless otherwise indicated, all information in this prospectus assumes no sale of any Pre-Funded Warrants. The common stock that will be outstanding after this offering does not include the Placement Agent’s compensation warrants described in the section titled “Plan of Distribution - Placement Agent’s Warrants” on page 27 of this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” that involve substantial risks and uncertainties. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology intended to identify statements about the future.

Within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, these forward-looking statements include statements regarding our:

●	ability to generate demand for our zero-emission commercial fleet vehicles in order to generate revenue;

●	dependence upon external sources for the financing of our operations;

●	ability to effectively execute our business plan;

●	ability and our suppliers’ ability to scale our zero-emission products assembling processes effectively and quickly from low volume production to high volume production;

●	ability to manage our expansion, growth and operating expenses and reduce and adequately control the costs and expenses associated with operating our business;

●

ability and our manufacturing partners’ ability to navigate the current disruption to the global supply chain and procure the raw materials, parts, and components necessary to produce our vehicles on terms acceptable to us and our customers;

●	ability to obtain, retain and grow our customers;

●	ability to enter into, sustain and renew strategic relationships on favorable terms;

●	ability to achieve and sustain profitability;

●	ability to evaluate and measure our current business and future prospects;

●	ability to compete and succeed in a highly competitive and evolving industry;

●	ability to respond and adapt to changes in electric vehicle technology; and

●	ability to protect our intellectual property and to develop, maintain and enhance a strong brand.

Although the forward-looking statements in this prospectus are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, future transactions, results, performance, achievements our outcomes are unknown. The expectations reflected in our forward-looking statements may not be attained, or deviations from them could be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this prospectus or otherwise make public statements updating our forward-looking statements.

You should refer to the risks and uncertainties described in the “Risk Factors” section contained in this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you invest in our securities, you should consider the risks described below, together with all of the other information included or incorporated by reference in this prospectus, including the risks and uncertainties discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, which has been filed with the SEC and is incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC, before deciding whether to purchase our securities in this offering. If any of the risks described below or incorporated by reference actually occur, our business, financial condition, results of operations and future prospects could be materially and adversely affected. In that event, the market price of our common stock could decline, and you could lose part or all of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations and stock price.

Risks Related to this Offering

This is a reasonable best efforts offering; no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, Placement Agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth in this prospectus. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue the business goals outlined in this prospectus. Thus, we may not raise the amount of capital we believe is required for our business and may need to raise additional funds, which may not be available or available on terms acceptable to us. Despite this, any proceeds from the sale of securities offered by us will be available for our immediate use, and because there is no escrow account and no minimum offering amount in this offering, investors could be in a position where they have invested in us, but we are unable to fulfill our objectives due to a lack of interest in this offering.

Purchasers in the offering will suffer immediate dilution.

If you purchase securities in this offering, the value of your shares based on our net tangible book value will immediately be less than the offering price you paid. This reduction in the value of your equity is known as dilution. At the assumed public offering price of $          per share, purchasers of common stock in this offering will experience immediate dilution of approximately $          per share. See “Dilution” on page 30 of this prospectus.

Future sales of our common stock could lower our stock price and dilute existing stockholders.

We may, in the future, sell additional shares of common stock in subsequent public or private offerings. We cannot predict the size or terms of future issuances of our common stock or the effect, if any, that future sales and issuances of shares of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock, or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock. In addition, these sales may be dilutive to existing stockholders.

The Pre-Funded Warrants will not be listed or quoted on any exchange.

There is no established public trading market for the Pre-Funded Warrants being offered in this offering, and we do not expect such a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Pre-Funded Warrants will be limited.

Except as otherwise provided in Pre-Funded Warrants, holders of Pre-Funded Warrants purchased in this offering will have no rights as stockholders until such holders exercise their Pre-Funded Warrants and acquire our common stock.

Except as otherwise provided in the Pre-Funded Warrants, until holders of Pre-Funded Warrants acquire our common stock upon exercise of the Pre-Funded Warrants, holders of Pre-Funded Warrants will have no rights with respect to our common stock underlying such Pre-Funded Warrants. Upon exercise of the Pre-Funded Warrants, the holders will be entitled to exercise the rights of a holder of our common stock only as to matters for which the record date occurs after the exercise date.

Our management will have broad discretion over the use of the net proceeds from this offering.

We currently intend to use the net proceeds to us from this offering primarily for working capital. We may also use a portion of the net proceeds for the acquisition of, or investment in, technologies, solutions or businesses that complement our business, although we have no present commitments or agreements to enter into any acquisitions or investments. We have not reserved or allocated specific amounts for any of these purposes, and we cannot specify with certainty how we will use the net proceeds (see “Use of Proceeds” on page 17 of this prospectus). Accordingly, our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. We may use the net proceeds for corporate purposes that do not increase our operating results or market value.

Risks Related to the Ownership of Our Securities

The price of our common stock is and is likely to continue to be volatile and fluctuate substantially, which could result in substantial losses for our stockholders and may prevent you from reselling your shares at or above the price you paid for your shares.

The market price of our common stock is and is likely to remain volatile and may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	overall performance of the equity markets;
●	the development and sustainability of an active trading market for our common stock;
●	our operating performance and the performance of other similar companies;
●

changes in the estimates of our operating results that we provide to the public, our failure to meet these projections or changes in recommendations by securities analysts that elect to follow our common stock;

●	press releases or other public announcements by us or others, including our filings with the SEC;
●	changes in the market perception of all-electric and hybrid products and services generally or in the effectiveness of our products and services in particular;
●	announcements of technological innovations, new applications, features, functionality or enhancements to products, services or products and services by us or by our competitors;
●	announcements of acquisitions, strategic alliances or significant agreements by us or by our competitors;
●	announcements of customer additions and customer cancellations or delays in customer purchases;
●	announcements regarding litigation involving us;
●	recruitment or departure of key personnel;
●	changes in our capital structure, such as future issuances of debt or equity securities;
●	our entry into new markets;
●	regulatory developments in the United States or foreign countries;
●	the economy as a whole, market conditions in our industry, and the industries of our customers;
●	the expiration of market standoff or contractual lock-up agreements;
●	the size of our market float; and
●	any other factors discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

The market price and volume of our common stock could fluctuate, and in the past has fluctuated, relative to our limited public float. We are particularly subject to fluctuations as reported on Nasdaq. During the period January 1, 2023 through December 31, 2023, the closing price of a share of our common stock reached a high of $3.92 and a low of $1.03, with daily trade volumes reaching a high of 291,200 and a low of 1,500. During the period January 1, 2022 through December 31, 2022, the closing price of a share of our common stock reached a high of $7.40 and a low of $1.98, with daily trade volumes reaching a high of 430,809 and a low of 2,476. During the year ended December 31, 2021, the closing price of a share of our common stock reached a high of $16.20 and a low of $3.80, with daily trade volumes reaching a high of 351,028 and a low of 3,594. In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many technology companies. Stock prices of many technology companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. If few securities analysts commence coverage of us, or if industry analysts cease coverage of us, the trading price for our common stock would be negatively affected. If one or more of the analysts who cover us downgrade our common stock or publish inaccurate or unfavorable research about our business, our common stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our common stock could decrease, which might cause our common stock price and trading volume to decline.

We may fail to meet our publicly announced guidance or other expectations about our business, which would cause our stock price to decline.

We may provide guidance regarding our expected financial and business performance, such as projections regarding sales and production, as well as anticipated future revenues, gross margins, profitability and cash flows. Correctly identifying key factors affecting business conditions and predicting future events is inherently an uncertain process and our guidance may not ultimately be accurate. Our guidance is based on certain assumptions such as those relating to anticipated production and sales volumes and average sales prices, supplier and commodity costs, and planned cost reductions. If our guidance is not accurate or varies from actual results due to our inability to meet our assumptions or the impact on our financial performance that could occur as a result of various risks and uncertainties, the market value of our common stock could decline significantly.

We do not intend to pay dividends for the foreseeable future.

We have never declared nor paid cash dividends on our capital stock. We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. Consequently, stockholders must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investment.

Provisions in our charter documents and under Delaware law could discourage a takeover that stockholders may consider favorable.

Provisions in our certificate of incorporation and bylaws may have the effect of delaying or preventing a change of control or changes in our management. These provisions include the following:

●	authorize the issuance of “blank check” preferred stock that could be issued by our board of directors to defend against a takeover attempt;
●

establish a classified board of directors, as a result of which the successors to the directors whose terms have expired will be elected to serve from the time of election and qualification until the third annual meeting following their election;

●	require that directors only be removed from office for cause and only upon a supermajority stockholder vote;
●	provide that vacancies on the board of directors, including newly created directorships, may be filled only by a majority vote of directors then in office rather than by stockholders;
●	prevent stockholders from calling special meetings; and
●	prohibit stockholder action by written consent, requiring all actions to be taken at a meeting of the stockholders.

In addition, we are governed by the provisions of Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”), which generally prohibits a Delaware corporation from engaging in a broad range of business combinations with any “interested” stockholder for a period of three years following the date on which the stockholder becomes an “interested” stockholder.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of securities in this offering, assuming the sale of the maximum number of securities offered hereby, will be approximately $                   million (based on the assumed public offering price of $                   per share of common stock, which was the last reported sale price of our common stock on Nasdaq on                   , 2024), after deducting the Placement Agent and estimated offering expenses payable by us. However, because this is a reasonable best efforts offering with no minimum number of securities or amount of proceeds as a condition to closing, the actual offering amount, Placement Agent fees, and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus, and we may not sell all or any of the securities we are offering. As a result, we may receive significantly less in net proceeds.

Based on the assumed offering price set forth above, we estimate that our net proceeds from the sale of 75%, 50%, and 25% of the securities offered in this offering would be approximately $                   million, $                   million, and $                   million, respectively, after deducting the estimated Placement Agent fees and estimated offering expenses payable by us, and assuming no issuance of any Pre-Funded Warrants. We will only receive additional proceeds from the exercise of the Pre-Funded Warrants we are selling in this offering if the Pre-Funded Warrants are exercised for cash. We cannot predict when or if these Pre-Funded Warrants will be exercised. It is possible that these Pre-Funded Warrants may never be exercised.

We currently intend to use the net proceeds to us from this offering primarily for working capital. We may also use a portion of the net proceeds for the acquisition of, or investment in, technologies, solutions or businesses that complement our business, although we have no present commitments or agreements to enter into any acquisitions or investments.

We will retain broad discretion in the allocation of the net proceeds from this offering and could utilize the proceeds in ways that do not necessarily improve our results of operations or enhance the value of our securities.

CAPITALIZATION

The following table sets forth our cash, as well as our capitalization, as of December 31, 2023, as follows:

●	on an actual basis; and

●

on an as adjusted basis to reflect the issuance and sale of common stock in this offering at an assumed public offering price of $            per share (based on the last reported sale price of our common stock on Nasdaq on                  , 2024), after deducting Placement Agent fees and estimated offering expenses payable by us and assuming that no Pre-Funded Warrants are sold in this offering.

The unaudited as adjusted information below is prepared for illustrative purposes only and our capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read the following table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated financial statements and related notes in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, incorporated by reference into this prospectus.

	Actual	As Adjusted
Cash and cash equivalents	$456,719
Total liabilities	$2,019,591

Stockholders’ equity:
Preferred stock, 5,000,000 authorized, $0.00001 par value per share, none issued and outstanding	$-
Common stock, 350,000,000 authorized, $0.00001 par value per share; 15,171,748 issued and outstanding as of December 31, 2023, and shares issued and outstanding, as adjusted	$152
Additional paid-in capital	$85,245,925
Accumulated deficit	$(64,612,499)
Total stockholders’ equity	$20,633,578
Total liabilities and stockholders’ equity	$22,653,169

The number of shares of our common stock to be outstanding immediately after this offering, as shown above, is based on 15,520,637 shares of common stock outstanding as of March 22, 2024, assumes no sale of Pre-Funded Warrants, and excludes, as of such date:

●	31,733,274 shares of common stock reserved for issuance under the 2017 Equity Incentive Plan;

●	1,389,584 shares of common stock issuable upon the exercise of outstanding warrants at a weighted-average exercise price of $17.43 per share;

●	5,479,030 shares of common stock issuable upon the exercise of stock options, with an average-weighted exercise price of $2.61 per share; and

●	666,667 shares of common stock issuable upon the conversion of a convertible note purchase agreement for $1,000,000 with an unrelated third-party investor.

DIVIDEND POLICY

We have never declared or paid any dividends on our common stock and do not anticipate that we will pay any dividends to holders of our common stock in the foreseeable future. Instead, we currently plan to retain any earnings to finance the growth of our business. Any future determination relating to dividend policy will be made at the discretion of our board of directors and will depend on our financial condition, results of operations and capital requirements as well as other factors deemed relevant by our board of directors.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 355,000,000 shares of capital stock, of which 350,000,000 shares are designated as common stock, $0.00001 par value per share, and of which 5,000,000 shares are designated as preferred stock, $0.00001 par value per share.

The following is a description of the material terms of our capital stock and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws. This description is based upon, and is qualified in its entirety by reference to, our amended and restated certificate of incorporation, our amended and restated bylaws and applicable provisions of the DGCL. You should read our amended and restated certificate of incorporation and amended and restated bylaws, which have been publicly filed with the SEC, for the provisions that are important to you.

General

As of March 22, 2024, there were 15,520,637 shares of our common stock outstanding and held of record by 157 stockholders. No shares of Preferred Stock are outstanding. The rights, preferences and privileges of the holders of our common stock are subject to the rights of the holders of shares of any series of preferred stock, which we may issue in the future.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of our preferred stock outstanding at the time, for as long as such stock is outstanding, the holders of our common stock are entitled to receive ratably any dividends as may be declared by our board of directors out of funds legally available for dividends.

As a Delaware corporation, we are subject to certain restrictions on dividends under the DGCL. Generally, a Delaware corporation may only pay dividends either out of “surplus” or out of the current or the immediately preceding year’s net profits. Surplus is defined as the excess, if any, at any given time, of the total assets of a corporation over its total liabilities and statutory capital. The value of a corporation’s assets can be measured in a number of ways and may not necessarily equal their book value.

Voting Rights

Holders of our common stock are entitled to one vote per share on any matter to be voted upon by stockholders. We have not provided for cumulative voting for the election of directors in our amended and restated certificate of incorporation. Our amended and restated certificate of incorporation establishes a classified board of directors that is divided into three classes with staggered three-year terms. Only the directors in one class will be subject to election at each annual meeting of stockholders, with the directors in other classes continuing for the remainder of their three-year terms.

No Preemptive or Similar Rights

Our common stock is not entitled to preferential, preemptive, conversion or exchange rights.

Liquidation Rights

If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Redemption Rights

There are no redemption or sinking fund provisions applicable to our common stock.

Pre-Funded Warrants to Be Issued in this Offering

The following summary of certain terms and conditions of the Pre-Funded Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of Pre-Funded Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

General

The term “Pre-Funded” refers to the fact that the purchase price of each Pre-Funded Warrant in this offering includes almost the entire exercise price that will be paid under the Pre-Funded Warrants, except for a nominal remaining exercise price of $0.00001. The purpose of the Pre-Funded Warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding common stock following the consummation of this offering the opportunity to invest capital into the Company without triggering their ownership restrictions, by receiving Pre-Funded Warrants in lieu of shares of our common stock which would result in such ownership of more than 4.99% (or, at the election of the holder, 9.99%), and receiving the ability to exercise their option to purchase the shares underlying the Pre-Funded Warrants at a nominal price at a later date.

Form

The Pre-Funded Warrants will be issued as individual warrant agreements to the investors. You should review the form of Pre-Funded Warrant, filed as an exhibit to the registration statement of which this prospectus forms a part, for a complete description of the terms and conditions applicable to the Pre-Funded Warrants.

Exercisability

The Pre-Funded Warrants are exercisable at any time after their original issuance. The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full in immediately available funds for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as described below). A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants.

Duration and Exercise Price

The exercise price per whole share of our common stock purchasable upon the exercise of the Pre-Funded Warrants is $0.00001 per share of common stock. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until the Pre-Funded Warrants are exercised in full.

Cashless Exercise

If, at any time after the issuance of the Pre-Funded Warrants, the holder exercises its Pre-Funded Warrants and a registration statement registering the issuance of the shares of common stock underlying the Pre-Funded Warrants under the Securities Act is not then effective or available (or a prospectus is not available for the resale of shares of common stock underlying the Pre-Funded Warrants), then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder shall instead receive upon such exercise (either in whole or in part) only the net number of shares of common stock determined according to a formula set forth in the Pre-Funded Warrants. Notwithstanding anything to the contrary, in the event we do not have or maintain an effective registration statement, there are no circumstances that would require us to make any cash payments or net cash settle the Pre-Funded Warrants to the holders.

Transferability

Subject to applicable laws, the Pre-Funded Warrants may be offered for sale, sold, transferred or assigned at the option of the holder upon surrender of the Pre-Funded Warrants to us together with the appropriate instruments of transfer.

Exchange Listing

There is no established trading market for the Pre-Funded Warrants and we do not plan on applying to list the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system.

Fundamental Transactions

If, at any time while the Pre-Funded Warrants are outstanding, (1) we consolidate or merge with or into another corporation whether or not the Company is the surviving corporation, (2) we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, or any of our significant subsidiaries, (3) any purchase offer, tender offer or exchange offer (whether by us or another individual or entity) is completed pursuant to which holders of our common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of our common stock, (4) we effect any reclassification, reorganization or recapitalization of our common stock or any compulsory exchange pursuant to which our common stock is converted into or exchanged for other securities, cash or property, or (5) we consummate a securities purchase agreement or other business combination with another person or entity whereby such other person or entity acquires more than 50% of our outstanding common stock or more than 50% of the voting power of the capital stock of the Company, or each, a “Fundamental Transaction,” then upon any subsequent exercise of Pre-Funded Warrants, the holders thereof will have the right to receive the same amount and kind of securities, cash or property as they would have been entitled to receive upon the occurrence of such Fundamental Transaction if they had been, immediately prior to such Fundamental Transaction, the holder of the number of shares of common stock then issuable upon exercise of those Pre-Funded Warrants, and any additional consideration payable as part of the Fundamental Transaction.

Rights as a Stockholder

Except by virtue of such holder’s ownership of shares of our common stock or as otherwise set forth in the Pre-Funded Warrants, the holder of a Pre-Funded Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Pre-Funded Warrant.

Undesignated Preferred Stock

Subject to limitations prescribed by Delaware law, our board of directors may issue preferred stock in one or more series, establish from time to time the number of shares to be included in each series, and determine for each such series of preferred stock the voting powers, designations, preferences, and special rights, qualifications, limitations, or restrictions as permitted by law, in each case without further vote of action by our stockholders. Our board of directors may also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. We have no current plan to issue any shares of preferred stock.

Anti-Takeover Matters

Certificate of Incorporation and Bylaw Provisions

Our amended and restated certificate of incorporation and amended and restated bylaws include a number of provisions that may have the effect of delaying, deferring or discouraging another person from acquiring control of our company and discouraging takeover bids. These provisions may also have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Board Composition and Filling Vacancies

Our amended and restated bylaws provide that directors may be removed only for cause by the affirmative vote of the holders of a majority of the voting power of all the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board of directors, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum.

Classified Board of Directors

Our amended and restated certificate of incorporation provides for a classified board of directors, as a result of which the successors to the directors whose terms have expired will be elected to serve from the time of election and qualification until the third annual meeting following their election.

No Cumulative Voting

The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our amended and restated certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation and our amended and restated bylaws provide that there will be no cumulative voting.

No Written Consent of Stockholders

Our amended and restated certificate of incorporation and amended and restated bylaws provide that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting.

Meetings of Stockholders

Our amended and restated bylaws provide that a majority of the members of our board of directors then in office, the Chairman of the Board, or the Chief Executive Officer may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our amended and restated bylaws will limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance Notice Requirements

Our amended and restated bylaws include advance notice procedures for stockholders seeking to bring business before an annual or special meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not later than 120 days nor earlier than 150 days prior to the first anniversary date of the annual meeting for the preceding year. The notice must contain certain information specified in the amended and restated bylaws.

Amendment to Certificate of Incorporation and Bylaws

The amendment of the provisions in our amended and restated certificate of incorporation require approval by holders of at least 66 2⁄3% of our outstanding capital stock entitled to vote generally in the election of directors, in addition to any rights of the holders of our outstanding capital stock to vote on such amendment under the DGCL. The amendment of the provisions in our amended and restated bylaws require approval by either a majority of our board of directors or holders of at least 66 2⁄3% of our outstanding capital stock entitled to vote generally in the election of directors, in addition to any rights of the holders of our outstanding capital stock to vote on such amendment under the DGCL.

Blank Check Preferred Stock

Our amended and restated certificate of incorporation provides for authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of us or our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our amended and restated certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring, or preventing a change in control of us.

Delaware General Corporation Law

We are subject to the provisions of Section 203 of the DGCL (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person or entity who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
●

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

●

at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Any provision of our amended and restated certificate of incorporation, amended and restated bylaws or Delaware law that has the effect of delaying, preventing or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock, and could also affect the price that some investors are willing to pay for our common stock.

Exclusive Forum

Our amended and restated bylaws provide that the Court of Chancery of the State of Delaware will be the exclusive forum for (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers to us or our stockholders; (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws; or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

Limitations of Director Liability and Indemnification of Directors and Officers

As permitted by the DGCL, provisions in our amended and restated certificate of incorporation and amended and restated bylaws limit or eliminate the personal liability of our directors. Consequently, directors will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

●	any breach of the director’s duty of loyalty to us or our stockholders;
●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
●	any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or
●	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies, such as an injunction or rescission.

In addition, our amended and restated bylaws provide that:

●

we will indemnify our directors, officers and, in the discretion of our board of directors, certain employees, to the fullest extent permitted by the DGCL, subject to limited exceptions, including an exception for indemnification in connection with a proceeding (or counterclaim) initiated by such persons; and

●

we will advance expenses, including attorneys’ fees, to our directors and, in the discretion of our board of directors, certain officers and employees, in connection with legal proceedings, subject to limited exceptions.

We have entered into indemnification agreements with each of our executive officers and directors. These agreements provide that, subject to limited exceptions and among other things, we will indemnify each of our executive officers and directors to the fullest extent permitted by law and advance expenses to each indemnitee in connection with any proceeding in which a right to indemnification is available.

We also intend to maintain general liability insurance that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons who control us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the indemnification agreements and the insurance are necessary to attract and retain talented and experienced directors and officers.

At present, there is no pending litigation or proceeding involving any of our directors or officers where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

Exchange Listing

Our common stock trades on the Nasdaq Capital Market under the symbol “EVTV.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Issuer Direct Corporation. The transfer agent’s address is One Glenwood Avenue, Suite 1001, Raleigh, North Carolina 27603, and its telephone number is (919) 481-4000.

PLAN OF DISTRIBUTION

A.G.P. has agreed to act as our exclusive Placement Agent in connection with this offering subject to the terms and conditions of the placement agency agreement, dated                            , 2024. The Placement Agent is not purchasing or selling any of the securities offered by this prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but it has agreed to use its reasonable best efforts to arrange for the sale of all of the securities offered hereby. Therefore, we may not sell the entire amount of securities offered pursuant to this prospectus.

We will enter into a securities purchase agreement directly with certain investors, at the investor’s option, who purchase our securities in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering.

We will deliver the securities being issued to the investors upon receipt of such investor’s funds for the purchase of the securities offered pursuant to this prospectus. We expect to deliver the securities being offered pursuant to this prospectus on or about                   , 2024.

Fees and Expenses

This offering is being conducted on a “reasonable best efforts” basis and the Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the Placement Agent a fee based on the aggregate proceeds as set forth on the cover page and as described below.

We have agreed to (i) pay the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceeds raised at the closing of this offering, and (ii) issue warrants to the Placement Agent exercisable for a number of shares of common stock equal to 5% of the total number of shares of common stock issued in this offering. Additionally, we have agreed to reimburse the Placement Agent for its accountable, documented legal expenses relating to the offering in the amount of $75,000 and its non-accountable expenses in connection with the offering up to $15,000. We estimate the total expenses payable by us for this offering, excluding the Placement Agent fees and expenses, will be approximately $         .

Listing

Our common stock is listed on the Nasdaq Capital Market under the trading symbol “EVTV.” We do not plan to list the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system.

Placement Agent’s Warrants

Upon closing of this offering, we will issue to the Placement Agent or its designees warrants to purchase the number of shares of common stock equal to 5.0% of the aggregate number of shares sold in the offering, subject to any reductions necessary to comply with the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”). The Placement Agent’s warrants will be exercisable on a cash or cashless basis at any time and from time to time, in whole or in part, during the four and a half year period commencing six (6) months from the effective date of the registration statement of which this prospectus forms a part, at a price per share equal to $                  (representing 110% of the public offering price per share of common stock in this offering). The Placement Agent’s warrants will provide for registration rights for the shares underlying such warrants, including a one-time demand registration right, unlimited shelf take-downs and unlimited piggyback rights as well as contain customary anti-dilution provisions. Pursuant to FINRA Rule 5110(g), the Placement Agent’s warrants and any shares issued upon exercise of the Placement Agent’s warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the underwriter or related persons do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

Lock-Up Agreements

Pursuant to “lock-up” agreements, we and our executive officers and directors have agreed, subject to limited exceptions, not to directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) any shares of our common stock or securities convertible into or exercisable or exchange for common stock, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of our common stock; make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for common stock or any of our other securities; or publicly disclose the intention to do any of the foregoing for a period of 90 days from the effective date of such lock-up agreements. The Placement Agent may waive the terms of these lock-up agreements in its sole discretion and without notice.

Determination of Offering Price

The public offering price of the securities we are offering was negotiated between us and the investors, in consultation with the Placement Agent based on the trading of our common stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Placement Agent may be required to make in respect of those liabilities.

Discretionary Accounts

The Placement Agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Electronic Distribution

This prospectus may be made available in electronic format on websites or through other online services maintained by the Placement Agent or by an affiliate. Other than this prospectus, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Placement Agent, and should not be relied upon by investors.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Issuer Direct Corporation. The transfer agent’s address is One Glenwood Avenue, Suite 1001, Raleigh, North Carolina 27603, and its telephone number is (919) 481-4000.

Other Activities and Relationships

The Placement Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Placement Agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Placement Agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Placement Agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The Placement Agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. However, except as disclosed in this prospectus, we have no present arrangements with the Placement Agent for any further services.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement or the securities purchase agreement, copies of which are attached to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” on page 37 of this prospectus.

DILUTION

If you invest in our securities in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of December 31, 2023 was $11,049,742, or approximately $0.73 per share of our common stock. Historical net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding.

After giving effect to the assumed sale by us of           shares of common stock at an assumed public offering price of $       per share, which was the last reported sale price of our common stock on Nasdaq on                   , 2024, and after deducting Placement Agent fees and estimated offering expenses, our as adjusted net tangible book value at December 31, 2023, would have been approximately $                  , or $                   per share of our common stock. This represents an immediate increase in net tangible book value of $                   per share to existing stockholders and an immediate dilution in net tangible book value of $                  per share to new investors purchasing securities in this offering.

The following table illustrates this hypothetical per share dilution:

Assumed public offering price per share of common stock	$
Net tangible book value per share as of December 31, 2023		$0.73
Increase in net tangible book value, as adjusted, per share attributable to this offering	$
As adjusted net tangible book value per share as of December 31, 2023, after giving effect to this offering	$
Dilution per share to investors purchasing shares in this offering	$

A $1.00 increase (decrease) in the assumed public offering price, after deducting Placement Agent fees, would increase (decrease) the net proceeds to us by approximately $                  , assuming that the minimum number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, or approximately $                  , assuming that the number of shares of our common stock offered by us, as set forth on the cover page of this prospectus, remains the same. Similarly, each increase (decrease) of 1,000,000 shares in the number of shares offered would increase (decrease) the net proceeds to us from this offering by approximately $                  , assuming that the assumed public offering price remains the same and after deducting Placement Agent fees and estimated offering expenses.

As of December 31, 2023, options to purchase 1,207,888 shares of our common stock were outstanding at a weighted-average exercise price of $3.72 per share, warrants exercisable for 1,389,584 shares of our common stock were outstanding at a weighted-average exercise price of $17.43 per share, and 27,250,256 shares of common stock were reserved for issuance under the 2017 Equity Incentive Plan. These items are excluded in the table and discussion above. If any shares are issued upon exercise of outstanding options or warrants, you may experience further dilution.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of shares of our common stock and Pre-Funded Warrants, which we sometimes refer to as our securities, issued pursuant to this offering. This summary does not purport to be a complete analysis of all the potential tax considerations relevant to holders of our securities. This summary is based upon the Internal Revenue Code of 1986, as amended, or the Code, the Treasury regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect.

This summary assumes that our securities are held as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This summary does not purport to deal with all aspects of U.S. federal income and estate taxation that might be relevant to particular holder in light of their particular investment circumstances or status, nor does it address specific tax considerations that may be relevant to particular persons subject to special treatment under U.S. federal income tax laws (including, for example, financial institutions, broker-dealers, insurance companies, partnerships or other pass-through entities or arrangements, certain U.S. expatriates or former long-term residents of the U.S., tax-exempt organizations (including private foundations), pension plans, regulated investment companies, real estate investment trusts, “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax, or persons in special situations, such as those who have elected to mark securities to market or those who hold shares of our common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment or persons who have a functional currency other than the U.S. dollar). In addition, this summary does not address estate or any gift tax considerations or considerations arising under the tax laws of any state, local or non-U.S. jurisdiction or any consideration relating to the alternative minimum tax or the 3.8% tax on net investment income.

For purposes of this summary, a “U.S. Holder” means a beneficial owner of our securities that for U.S. federal income tax purposes is:

●	an individual who is a citizen or resident of the United States;
●

a corporation, or any other organization taxable as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is included in gross income for U.S. federal income tax purposes regardless of its source; or
●

a trust if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons (as defined in the Internal Revenue Code) have the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

For purposes of this summary, a “Non-U.S. Holder” means a beneficial owner of our securities that for U.S. federal income tax purposes is an individual, corporation, estate or trust other than a U.S. Holder.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds our securities, the tax treatment of persons treated as its partners for U.S. federal income tax purposes generally will depend upon the status of the partner and the activities of the partnership. Partnerships and other entities that are classified as partnerships for U.S. federal income tax purposes and persons holding our securities through a partnership or other entity classified as a partnership for U.S. federal income tax purposes are urged to consult their own tax advisors.

There can be no assurance that the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal income tax consequences of the purchase, ownership or disposition of our securities.

THIS SUMMARY IS NOT INTENDED TO BE TAX ADVICE. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAXATION AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, AS WELL AS THE APPLICATION OF STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS.

U.S. HOLDERS

Distributions on Shares of our Common Stock

As described above under the heading “-Dividend Policy,” we do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future. However, if we do make distributions on our common stock, those payments generally will constitute dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, they will constitute a return of the U.S. Holder’s investment, up to such holder’s adjusted tax basis in our common stock, as determined on a share-per-share basis. Any remaining excess will be treated capital gain as described below under the heading “-U.S. Holders - Gain or Loss on Sale, Exchange or Other Taxable Disposition of our Common Stock.”

Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains.

Gain or Loss on Sale, Exchange or Other Taxable Disposition of our Common Stock

A U.S. Holder will recognize gain or loss on the sale or other taxable disposition (which, in general, would include a complete, and in some cases, a partial, redemption of such holder’s common stock as described below) of our common stock. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the common stock so disposed of exceeds one year. The amount of gain or loss recognized generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its common stock so disposed of. A U.S. Holder’s adjusted tax basis in its common stock generally will equal the U.S. Holder’s acquisition cost less any prior distributions treated as a return of capital. The deductibility of capital losses is subject to limitations.

Redemption of Shares of our Common Stock

In the event that a U.S. Holder’s common stock is redeemed, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as sale of the common stock under Section 302 of the Code. If the redemption qualifies as a sale of common stock under the tests described below, the tax consequences to the U.S. Holder will be the same as described above under “-U.S. Holders - Gain or Loss on Sale, Exchange or Other Taxable Disposition of our Common Stock.” If the redemption does not qualify as a sale of common stock, the U.S. Holder will be treated as receiving a corporate distribution, the tax consequences of which are described above under “-U.S. Holders - Distributions on Shares of our Common Stock.” Whether the redemption qualifies for sale treatment will depend primarily on the total number of shares of our stock treated as held by the U.S. Holder both before and after the redemption. The redemption of common stock generally will be treated as a sale of the common stock (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only stock actually owned by the U.S. Holder, but also shares of our stock that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option. A redemption of a U.S. Holder’s stock will be substantially disproportionate with respect to the U.S. Holder if the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of common stock is, among other requirements, less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the U.S. Holder are redeemed or (ii) all of the shares of our stock actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other stock. The redemption of the common stock will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. The IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder is urged to consult its tax advisors as to the tax consequences of a redemption, including the application of the constructive ownership rules described above.

If none of the foregoing tests is satisfied, the redemption will be treated as a corporate distribution, the tax consequences of which are described above under “-U.S. Holders - Distributions on Shares of our Common Stock.” After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed common stock should be added to the U.S. Holder’s adjusted tax basis in its remaining stock.

General Treatment of Pre-Funded Warrants

Although the law in this area is not completely settled, the Pre-Funded Warrants are generally expected to be treated as outstanding stock for U.S. federal income tax purposes. The following discussion of the U.S. federal income tax treatment of Pre-Funded Warrants assumes that this characterization will be respected for U.S. federal income tax purposes. Accordingly, no income, gain or loss should be recognized upon the exercise of a pre-funded warrant except to the extent of cash received in exchange for a fractional share, which will be treated as a sale subject to the rules described below under “U.S. Holders—Gain on Disposition of Common Stock or Pre-Funded Warrants,” and the holding period of a Pre-Funded Warrant should carry over to the share of common stock received. The tax basis of a share of common stock received upon exercise of the Pre-Funded Warrant should be equal to the tax basis of the Pre-Funded Warrant increased by the exercise price. Accordingly, the tax consequences discussed above under “-U.S. Holders - Distributions on Shares of our Common Stock,” “-U.S. Holders - Gain or Loss on Sale, Exchange or Other Taxable Disposition of our Common Stock,” and “-U.S. Holders - Redemption of Shares of our Common Stock” should apply to shares of common stock acquired upon exercise of a Pre-Funded Warrant in the same manner as shares initially issued as common stock.

Gain on Disposition of Pre-Funded Warrants

Upon a sale or other taxable disposition of Pre-Funded Warrants, you generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and your adjusted tax basis in the Pre-Funded Warrant. Capital gain or loss will constitute long-term capital gain or loss if your holding period for the Pre-Funded Warrant exceeds one year. The deductibility of capital losses is subject to certain limitations. U.S. holders who recognize losses with respect to a disposition of Pre-Funded Warrants should consult their own tax advisors regarding the tax treatment of such losses.

Certain Adjustments to Pre-Funded Warrants

Under Section 305 of the Code, an adjustment to the number of shares of common stock that will be issued on the exercise of the Pre-Funded Warrants, or an adjustment to the exercise price of the Pre-Funded Warrants, may be treated as a constructive distribution to you of the Pre-Funded Warrants if, and to the extent that, such adjustment has the effect of increasing your proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). Any such adjustment that is treated as a constructive distribution would be treated as a dividend, subject to withholding, to the extent described above under “U.S. Holders—Distributions on Shares of our Common Stock” and “Non-U.S. Holders—Distributions on Shares of our Common Stock.” You should consult your tax advisor regarding the proper tax treatment of any such adjustment.

NON-U.S. HOLDERS

Distributions on Shares of our Common Stock

As described above under the heading “-Dividend Policy,” we do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future. However, if we do make distributions on our common stock, those payments generally will constitute dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, and will be subject to withholding as described below. To the extent those distributions exceed our current and accumulated earnings and profits, they will constitute a return of the Non-U.S. Holder’s investment, up to such holder’s adjusted tax basis in our common stock, as determined on a share-per-share basis. Any remaining excess will be treated capital gain as described below under the heading “-Non-U.S. Holders - Gain on Sale, Exchange or Other Taxable Disposition of our Common Stock.” In addition, if we determine that we are classified as a “United States real property holding corporation,” as defined in the Code, or USRPHC (see “-Non-U.S. Holders - Gain on Sale, Exchange or Other Taxable Disposition of our Common Stock,” below), we may withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

Any dividends paid to a Non-U.S. Holder with respect to shares of our common stock generally will be subject to a 30% U.S. federal withholding tax unless such Non-U.S. Holder provides the applicable withholding agent with an appropriate and validly completed IRS Form W-8, such as:

●

IRS Form W-8BEN (or successor form) or IRS Form W-8BEN-E (or successor form) certifying, under penalties of perjury, that such Non-U.S. Holder is entitled to a reduction in withholding under an applicable income tax treaty; or

●

IRS Form W-8ECI (or successor form) certifying, under penalties of perjury, that a dividend paid on shares of our common stock is not subject to withholding tax because it is effectively connected with conduct of a trade or business in the United States of the Non-U.S. Holder (in which case such dividend generally will be subject to regular graduated U.S. federal income tax rates on a net income basis as described below).

The certifications described above must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. The certification also may require a Non-U.S. Holder that provides an IRS form or that claims treaty benefits to provide its U.S. taxpayer identification number. Special certification and other requirements apply in the case of certain Non-U.S. Holders that are intermediaries or pass-through entities for U.S. federal income tax purposes.

If dividends are effectively connected with the conduct of a trade or business in the United States of the Non-U.S. Holder (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from the withholding tax described above (provided that the certifications described above are satisfied), generally will be subject to U.S. federal income tax on such dividends on a net income basis in the same manner as if it were a resident of the U.S. In addition, if such Non-U.S. Holder is taxable as a corporation for U.S. federal income tax purposes, such Non-U.S. Holder may be subject to an additional “branch profits tax” equal to 30% of its effectively connected earnings and profits for the taxable year, unless an applicable income tax treaty provides otherwise.

Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but which are eligible for a reduced rate of U.S. federal withholding tax pursuant to an applicable income tax treaty may obtain a refund or credit of any excess amount withheld by timely filing an appropriate claim for refund with the IRS.

Any distribution described in this section would also be subject to the discussion below in the section titled “-Foreign Account Tax Compliance Act.”

Gain on Sale, Exchange or Other Taxable Disposition of our Common Stock or Pre-Funded Warrants

Subject to the discussion below under “-Backup Withholding and Information Reporting” and “-Foreign Account Tax Compliance Act,” in general, a Non-U.S. Holder will not be subject to U.S. federal income tax or withholding tax on any gain realized upon such holder’s sale, exchange or other disposition of our common stock (including a redemption of our common stock, but only if the redemption would be treated as a sale or exchange rather than a distribution for U.S. federal income tax purposes, as described below) and/or Pre-Funded Warrants, in each case regardless of whether those securities are held as part of a Unit, unless (i) such Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of disposition, and certain other conditions are met, (ii) we are or have been a USRPHC at any time within the shorter of the five-year period preceding the disposition and the Non-U.S. Holder’s holding period with respect to the applicable shares of our common stock and/or Pre-Funded Warrant, and certain other conditions are met, or (iii) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the U.S. (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the U.S.).

If the first exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% (unless an applicable income tax treaty provides otherwise) on the amount by which such Non-U.S. Holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of the disposition.

With respect to the second exception above, although there can be no assurance, we believe we are not, and we do not currently anticipate becoming, a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of other business assets, there can be no assurance that we are not currently or will not become a USRPHC in the future.

Generally, a corporation is a USRPHC only if the fair market value of its U.S. real property interests (as defined in the Code) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus certain other assets used or held for use in a trade or business. Even if we are or become a USRPHC, a Non-U.S. Holder would not be subject to U.S. federal income tax on a sale, exchange or other taxable disposition of our common stock by reason of our status as a USRPHC so long as (a) our common stock is regularly traded on an established securities market (within the meaning of Code Section 897(c)(3)) during the calendar year in which such sale, exchange or other taxable disposition of our common stock occurs and (b) such Non-U.S. Holder does not own and is not deemed to own (directly, indirectly or constructively) more than 5% of our common stock at any time during the relevant period. If we are a USRPHC and the requirements of (a) or (b) are not met, gain on the disposition of shares of our common stock generally will be taxed in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business. In addition, a buyer of our common stock from a Non-U.S. Holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. Prospective investors are urged to consult their own tax advisors regarding the possible consequences to them if we are, or were to become, a USRPHC.

If the third exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax on a net income basis with respect to such gain in the same manner as if such holder were a resident of the U.S., unless otherwise provided in an applicable income tax treaty. In addition, a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a “branch profits tax” on its effectively connected earnings and profits at a rate of 30%, unless an applicable income tax treaty provides otherwise.

Redemption of Shares of our Common Stock and Pre-Funded Warrants

The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. Holder’s common stock and Pre-Funded Warrants generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. Holder’s common stock or Pre-Funded Warrant, as described above under “-U.S. Holders - Redemption of Shares of our Common Stock,” and the consequences of the redemption to the Non-U.S. Holder will be as described above under “-Non-U.S. Holders - Distributions on Shares of our Common Stock” and “-Non-U.S. Holders - Gain on Sale, Exchange or Other Taxable Disposition of our Common Stock or Pre-Funded Warrants,” as applicable.

Foreign Account Tax Compliance Act

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections are commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a U.S. federal withholding tax of 30% may apply to dividends on our common stock paid to a foreign financial institution (as specifically defined by applicable rules), including when the foreign financial institution holds our common stock on behalf of a Non-U.S. Holder, unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which may include certain equity holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these withholding and reporting requirements may be subject to different rules. FATCA withholding tax will also apply to dividends on our common stock paid to a non-financial foreign entity (as specifically defined by applicable rules) unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding direct and indirect U.S. owners of the entity. Withholding under FATCA will not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from the rules.

Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. Holders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in our common stock.

Excise Tax on Certain Stock Buy Banks.

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases (including redemptions) of stock by publicly traded U.S. corporations and certain U.S. subsidiaries of publicly traded foreign corporations that occur after December 31, 2022. The excise tax is imposed on the repurchasing corporation itself and not its stockholders from which the shares are repurchased. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury has authority to promulgate regulations and provide other guidance regarding the excise tax. In December 2022, the Treasury Department issued Notice 2023-2, Initial Guidance Regarding the Application of the Excise Tax on Repurchases of Corporate Stock under Section 4501 of the Internal Revenue Code, indicating its intention to propose such regulations and issuing certain interim rules on which taxpayers may rely. Because the excise tax would be payable by the Company and not by the redeeming stockholders, the mechanics of any required payment of the excise tax have not yet been determined. The obligation of the Company to pay any excise tax could cause a reduction in the cash available on hand. We will continue to monitor any updates to the Company’s business along with guidance issued with respect to the IR Act to determine any impact on the Company’s consolidated financial statements.

Backup Withholding and Information Reporting

We or a financial intermediary must report annually to the IRS and to each Non-U.S. Holder the gross amount of the distributions on shares of our common stock paid to such holder and the tax withheld, if any, with respect to such distributions. These information reporting requirements apply even if withholding was not required. In addition to the requirements described above under “-Foreign Account Tax Compliance Act,” a Non-U.S. Holder generally will be subject to backup withholding at the then applicable rate for dividends paid to such holder unless such holder furnishes a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or such other applicable form and documentation as required by the Code or the Treasury regulations promulgated thereunder) certifying under penalties of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code). Dividends paid to Non-U.S. Holders subject to the U.S. federal withholding tax, as described above under “-Non-U.S. Holders - Distributions on Shares of our Common Stock,” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding generally will apply to the payment of the proceeds of a disposition of shares of our common stock by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or non-U.S., unless the holder certifies that it is not a U.S. person (as defined in the Code) and satisfies certain other requirements, or otherwise establishes an exemption. For information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker, and dispositions otherwise effected through a non-U.S. office generally will not be subject to information reporting. Generally, backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected through a non-U.S. office of a U.S. broker or non-U.S. office of a non-U.S. broker. Prospective investors are urged to consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides or is incorporated, under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment made to a Non-U.S. Holder can be refunded or credited against such Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by K&L Gates LLP, Irvine, California. Seward & Kissel LLP, New York, New York has acted as counsel to the Placement Agent in connection with this offering.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2023 and December 31, 2022, and for each of the two years then ended, incorporated by reference in this prospectus have been so incorporated in reliance upon the report of Barton CPA PLLC, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules in accordance with SEC rules and regulations. For further information with respect to us and the securities being offered hereby, you should read the registration statement, including its exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. You may obtain copies of the registration statement and its exhibits and schedules via the SEC’s EDGAR database or our website.

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including our company, that file electronically with the SEC. You may obtain documents that we file with the SEC at http://www.sec.gov.

We also make these documents available on our website at www.evtvusa.com. Our website and the information contained or connected to our website is not incorporated by reference in this prospectus, and you should not consider it part of this prospectus. You may also request a copy of these filings, at no cost, by writing us at 1425 Ohlendorf Road, Osceola, Arkansas 72370, Attention: Executive Vice President or telephoning us at (870) 970-3355.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain of the information we file with the SEC. This means we can disclose important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus. We incorporate by reference the documents listed below that we have previously filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 28, 2024;
●	our Current Reports on Form 8-K filed with the SEC on January 22, 2024, January 29, 2024 and February 29, 2024; and
●

The description of our common stock contained in our Registration Statement on Form 8-A filed with SEC on July 5, 2022, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering of the securities described in this prospectus, but excluding any information deemed furnished and not filed with the SEC. Any statement contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Envirotech Vehicles, Inc., 1425 Ohlendorf Road, Osceola, Arkansas 72370, Attention: Executive Vice President or telephoning us at (870) 970-3355. You may also access the documents incorporated by reference in this prospectus through our website at www.evtvusa.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

Up to                            Shares of Common Stock

Pre-Funded Warrants to Purchase up to                  Shares of Common Stock

Up to                   Shares of Common Stock Underlying Such Pre-Funded Warrants

PRELIMINARY PROSPECTUS

Sole Placement Agent

A.G.P.

The date of this prospectus is                , 2024

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.           Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses (other than Placement Agent fees) we expect to incur in connection with the offering described in this registration statement, all of which will be paid by us. All amounts shown are estimates except for the SEC registration fee and the FINRA filing fee.

Amount
Securities and Exchange Commission Registration Fee		$1,476
FINRA Filing Fee		2,000
Printing Expenses		*
Legal Fees and Expenses		*
Accounting Fees and Expenses		*
Transfer Agent and Registrar Fees and Expenses		*
Miscellaneous Expenses		*
Total	$	*

*	To be provided by amendment.

Item 14.                Indemnification of Directors and Officers.

Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for breaches of the director’s duty of loyalty to the corporation or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of a law, authorizations of the payments of a dividend or approval of a stock repurchase or redemption in violation of Delaware corporate law or for any transactions from which the director derived an improper personal benefit. Our amended and restated certificate of incorporation provides that no director will be liable to us or our stockholders for monetary damages for breach of fiduciary duties as a director, subject to the same exceptions as described above.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with a threatened, pending, or completed action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with defense or settlement of such action or suit and no indemnification shall be made with respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. In addition, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding described above (or claim, issue, or matter therein), such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit, or proceeding may be advanced by the corporation upon receipt of an undertaking by such person to repay such amount if it is ultimately determined that such person is not entitled to indemnification by the corporation under Section 145 of the General Corporation Law of the State of Delaware.

Our amended and restated certificate of incorporation provides that we will, to the fullest extent permitted by law, indemnify any person made or threatened to be made a party to an action or proceeding by reason of the fact that he or she (or his or her testators or intestate) is or was our director or officer or serves or served at any other corporation, partnership, joint venture, trust or other enterprise in a similar capacity or as an employee or agent at our request, including service with respect to employee benefit plans maintained or sponsored by us, against expenses (including attorneys’), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend, or defense of such action, suit, proceeding, or claim. However, we are not required to indemnify or advance expenses in connection with any action, suit, proceeding, claim, or counterclaim initiated by us or on behalf of us. Our amended and restated bylaws provide that we will indemnify and hold harmless each person who was or is a party or threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was our director or officer, or is or was serving at our request in a similar capacity of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (whether the basis of such action, suit, or proceeding is an action in an official capacity as a director or officer or in any other capacity while serving as a director of officer) to the fullest extent authorized by the DGCL against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection with such action, suit or proceeding, and this indemnification continues after such person has ceased to be an officer or director and inures to the benefit of such person’s heirs, executors and administrators. The indemnification rights also include the right generally to be advanced expenses, subject to any undertaking required under DGCL, and the right generally to recover expenses to enforce an indemnification claim or to defend specified suits with respect to advances of indemnification expenses.

We have entered into indemnification agreements with each of our executive officers and directors, which may, in some cases, be broader than specific indemnification provisions contained in Delaware law. These agreements provide that, subject to limited exceptions and among other things, we will indemnify each of our executive officers and directors to the fullest extent permitted by law and advance expenses to each indemnitee in connection with any proceeding in which a right to indemnification is available.

We also expect to maintain general liability insurance that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons who control us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15.                Recent Sales of Unregistered Securities.

Set forth below is information regarding securities sold and issued by us within the last three years that were not registered under the Securities Act, as well as the consideration received by us for such securities and information relating to the section of the Securities Act, or rule of the SEC, under which exemption from registration was claimed.

Settlement Agreement between the Company and Alan K. Brooks

On January 12, 2022, the Company entered into a settlement agreement with Alan K. Brooks. Pursuant to the settlement agreement, the Company agreed to pay Mr. Brooks $197,500 in shares of common stock of the Company, par value $0.00001. The securities issued to Mr. Brooks have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration. The securities of common stock of the Company were issued in connection with the settlement in reliance upon the exemption from registration provided by Section 3(a)(10) of the Securities Act, and Rule 506 of Regulation D promulgated thereunder, and Regulation S promulgated under the Securities Act.

Private Placement of Convertible Promissory Note

On January 18, 2024, the Company, through a private placement exempt from registration under the Securities Act, issued a convertible promissory note, as amended on April 5, 2024 (the “Note”), in the principal amount of $1,000,000, to Gerald Douglas Conrod, as investor, according to the following terms:

Principal amount: $1,000,000, together with an origination fee of $99,000.

Maturity Date: September 30, 2024.

Warrant Coverage: Grant of 800,000 warrants to purchase common stock at $1.50 per share, expiring two years from the date of the Note.

Note Conversion Terms: On or before maturity, the investor has the right to convert any and all outstanding principal amount into common stock at a per-share price equal to the greater of $1.50 and an amount equal to ninety percent (90%) of the per-share price at which such shares of common stock close on Nasdaq, calculated as of the date of the conversion contemplated by the Note (in any event subject to proportionate adjustment in the event of stock splits, combinations, recapitalizations or similar events).

Private Placement Shares of Common Stock

On January 25, 2024, the Company, through a private placement exempt from registration under the Securities Act, sold 150,000 shares of common stock to a private investor at a price of $1.17 per share for an aggregate purchase price of $175,500.

On February 7, 2024, the Company, through a private placement exempt from registration under the Securities Act, sold 50,000 shares of common stock to a private investor at a price of $2.00 per share for an aggregate purchase price of $100,000.

On February 15, 2024, the Company, through a private placement exempt from registration under the Securities Act, sold 75,000 shares of common stock to a private investor at a price of $2.00 per share for an aggregate purchase price of $150,000.

On February 16, 2024, the Company, through a private placement exempt from registration under the Securities Act, sold 25,000 shares of common stock to a private investor at a price of $2.00 per share for an aggregate purchase price of $50,000.

On March 11, 2024, the Company, through a private placement exempt from registration under the Securities Act, sold 48,889 shares of common stock to a private investor at a price of $2.25 per share for an aggregate purchase price of $110,000.

No underwriters were used in the foregoing transactions, and no underwriting discounts or commissions were paid for the transactions described above. Such issuances of shares of common stock were made in reliance upon the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Item 16.                Exhibits and Financial Statement Schedules

(a)                                      Exhibits

The following exhibits are filed (or incorporated by reference herein) as part of this registration statement:

Exhibit Index

			Incorporated by Reference
Exhibit					Exhibit	Filed
Number	Description of Exhibit	Form	File No.	Date	No.	Herewith
1.1#	Form of Placement Agency Agreement
3.1	Amended and Restated Certificate of Incorporation of the Company	1-A POS	024-10656	6/15/2017	2.7
3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company	8-K	001-38078	6/11/2018	3.1
3.3	Amended and Restated Bylaws of the Company	1-A POS	024-10656	6/15/2017	2.8
4.1	Specimen Common Stock Certificate	S-1/A	333-220983	12/15/2017	4.1
4.2	Form of Secured Promissory Note	1-A	024-10656	12/21/2016	3.1
4.3	Form of Unit Certificate	S-1/A	333-220983	1/4/2018	4.7
4.4	Form of Warrant	8-K	001-38078	12/28/2020	4.1
4.5#	Form of Pre-Funded Warrant
5.1#	Opinion of K&L Gates LLP
9.1	Voting Trust Agreement, by and among Provident Trust Group FBO Cornelia P. Doherty ROTH IRA, Connie Doherty Living Trust Dated May 1, 1996, Gary Nettles as Voting Trustee, and the Company, dated March 20, 2017	1-A/A	024-10656	4/7/2017	5.1
10.1+	Form of Indemnity Agreement	1-A	024-10656	12/21/2016	6.8
10.2+	2017 Equity Incentive Plan	1-A/A	024-10656	4/7/2017	6.17
10.3+	Form of Stock Option Agreement for 2017 Equity Incentive Plan	1-A/A	024-10656	4/7/2017	6.18
10.4+	Form of Notice of Grant of Stock Option for 2017 Equity Incentive Plan	1-A/A	024-10656	4/7/2017	6.19

			Incorporated by Reference
Exhibit					Exhibit	Filed
Number	Description of Exhibit	Form	File No.	Date	No.	Herewith
10.5	Securities Purchase Agreement, dated January 5, 2018, by and among the Company and certain investors set forth therein	8-K	001-38078	1/8/2018	10.1
10.6	Form of Subscription Agreement	1-A/A	024-10656	2/13/2017	4.1
10.7	Form of Escrow Deposit Agreement	1-A/A	024-10656	2/13/2017	8.1
10.8	Paycheck Protection Program Promissory Note and Agreement, dated May 3, 2020, between ADOMANI, Inc. and Wells Fargo Bank, NA	10-Q	001-38078	8/14/2020	10.1
10.9	Loan Authorization and Agreement, dated May 17, 2020, between ADOMANI, Inc. and the U.S. Small Business Administration	10-Q	001-38078	8/14/2020	10.2
10.10	Promissory Note, dated May 17, 2020, issued by ADOMANI, Inc. to the U.S. Small Business Administration	10-Q	001-38078	8/14/2020	10.3
10.11	Security Agreement, dated May 17, 2020, executed by ADOMANI, Inc. in favor of the U.S. Small Business Administration	10-Q	001-38078	8/14/2020	10.4
10.12	Balloon Payment Promissory Note, dated as of October 28, 2020, between ADOMANI, Inc. and Envirotech Drive Systems Incorporated / SRI Professional Services, Incorporated	10-Q	001-38078	11/13/2020	10.1
10.13+	Separation Agreement and General Release, dated as of October 30, 2020, between ADOMANI, Inc. and James L. Reynolds	10-Q	001-38078	11/13/2020	10.2
10.14	Form of Exchange Agreement.	8-K	001-38078	12/03/2020	10.1
10.15	Securities Purchase Agreement, dated December 24, 2020, by and between ADOMANI, Inc. and the parties thereto	8-K	001-38078	12/28/2020	10.1
10.16	Form of Registration Rights Agreement	8-K	001-38078	12/28/2020	10.2
10.17	Agreement and Plan of Merger, dated February 16, 2021, by and among ADOMANI, Inc., EVT Acquisition Company, Inc., and Envirotech Drive Systems, Inc.	8-K	001-38078	2/17/2021	2.1
10.18+	Employment Agreement, dated as of December 31, 2021, by and between the registrant and Phillip W. Oldridge.	8-K	001-38078	1/7/2022	10.1
10.19+	Employment Agreement, dated as of December 31, 2021, by and between the registrant and Susan M. Emry.	8-K	001-38078	1/7/2022	10.2
10.20+	Offer Letter with Christian S. Rodich dated February 3, 2022	8-K	001-38078	2/8/2022	10.1
10.21#	Form of Securities Purchase Agreement
16.1	Letter of MaloneBailey, LLP, date August 11, 2023.	8-K	001-38078	8/11/2023	16.1

Incorporated by Reference
Exhibit					Exhibit	Filed
Number	Description of Exhibit	Form	File No.	Date	No.	Herewith
21.1	Subsidiaries of the Company	10-K	001-38078	3/28/2024	21.1
23.1	Consent of Barton CPA, PLLC, independent registered public accounting firm					X
24.1	Power of Attorney (included on signature page)					X
101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document).					X
101.SCH	Inline XBRL Taxonomy Extension Schema Document					X
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document					X
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document					X
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document					X
101.DEF	Inline XBRL Taxonomy Extension Definitions Linkbase Document					X
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
107	Calculation of Filing Fee Table					X

+	Indicates a management contract or compensatory plan.
#	To be filed by amendment.

(b)	Financial Statement Schedules

No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17.                Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (i), (ii), and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(7) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Osceola, State of Arkansas, on this 5th day of April, 2024.

ENVIROTECH VEHICLES, INC.

By:	/s/ Phillip W. Oldridge
Phillip W. Oldridge
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Envirotech Vehicles, Inc., hereby severally constitute and appoint Phillip W. Oldridge, Franklin Lim, and Susan M. Emry, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Phillip W. Oldridge	Chief Executive Officer and Director	April 5, 2024
Phillip W. Oldridge	(Principal Executive Officer)

/s/ Franklin Lim	Chief Financial Officer	April 5, 2024
Franklin Lim	(Principal Financial and Accounting Officer)

/s/ Susan M. Emry	Executive Vice President	April 5, 2024
Susan M. Emry

/s/ Melissa Barcellos	Director	April 5, 2024
Melissa Barcellos

/s/ Michael Di Pietro	Director	April 5, 2024
Michael Di Pietro

/s/ Terri White Elk	Director	April 5, 2024
Terri White Elk